EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that by resolution dated July 30, 2014, each director of TransEnterix, Inc. constitutes and appoints Todd M. Pope and Joshua B. Weingard, and each of them, as the true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 to register shares to be issued pursuant to that certain Restricted Stock Unit Award Agreement, dated October 2, 2013, by and between the Registrant and Joseph P. Slattery, any or all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.